UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 19, 2026
Stewards, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-291586	88-0436017
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4300 N. University Drive, Suite D-105, Lauderhill, Florida	33351
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (516) 419-5300
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.
On June 5, 2026, Stewards Real Estate, LLC (the "Buyer"), a wholly owned subsidiary of Stewards, Inc. (the "Company"), entered into a Purchase and Sale Agreement (the "Purchase Agreement") with John E. Swenson Co., Inc. (the "Seller"), an unaffiliated third party, to acquire the real property and related tangible assets known as The Hawthorne, located at 196 Shore Road, Chatham, Massachusetts, for a purchase price of $20.0 million in cash, subject to customary prorations and adjustments. The Purchase Agreement provides for a $1.0 million earnest-money deposit (the "Deposit") to be held by Gilmartin Magence LLP as escrow agent. The Purchase Agreement originally provided for a July 1, 2026 closing and stated that time was of the essence.
Thereafter, three written instruments were executed that purported to amend the Purchase Agreement and successively extend the closing date, ultimately stating a closing date of August 10, 2026, with time remaining of the essence. The parties continued to discuss a possible further extension and prepared drafts and language after August 10, 2026, but no further written amendment was executed.
On August 18, 2026, counsel for the Seller delivered written notice to the Buyer asserting that the Buyer failed to perform by the August 10, 2026 closing date, declaring the Buyer in default under the Purchase Agreement, claiming that the Seller is entitled to retain the Deposit pursuant to Paragraph 25 of the Purchase Agreement, and requesting the return of certain original closing documents previously delivered to Buyer's counsel. Paragraph 25 provides that, upon a Buyer default, the Deposit may be retained by the Seller as liquidated damages and as the Seller's sole remedy at law and in equity.
The Seller's August 18 notice did not state that the Purchase Agreement was terminated. The Company does not believe that the Purchase Agreement has been terminated, and no termination of the Purchase Agreement is being reported in this Current Report on Form 8-K.
The Company and the Buyer dispute the alleged default and the Seller's asserted entitlement to the Deposit. On August 18, 2026, the Buyer delivered written notice of a dispute concerning the Deposit and advised the escrow agent that the Buyer does not authorize any release or disbursement of the Deposit. Under Paragraph 24 of the Purchase Agreement, in the event of a disagreement between the parties, the escrow agent is required to retain the Deposit pending mutual written instructions from the Seller and the Buyer or a final order of a court of competent jurisdiction.
The Seller has asserted a claim to the $1.0 million Deposit. The Company and the Buyer dispute that any termination payment or penalty has been incurred and are pursuing their available contractual, legal and equitable rights and remedies, which may include litigation. The Company cannot presently predict the outcome of the dispute.
The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which was previously filed as Exhibit 2.12 to Amendment No. 4 to the Company's Registration Statement on Form S-1 (File No. 333-291586), filed with the Securities and Exchange Commission on June 12, 2026, and is incorporated herein by reference.
The Company previously disclosed that it expected to complete the Hawthorne acquisition, subject to customary closing conditions and financing requirements. In light of the dispute described above, there can be no assurance that the acquisition will be completed, that the Purchase Agreement will be determined to remain enforceable, or that the Deposit will be recovered in whole or in part. Any prior statements concerning the expected timing of the closing should no longer be relied upon.
The dispute and its resolution could result in legal expenses, delay or prevent the acquisition, require an impairment or write-off of all or a portion of the Deposit, and adversely affect the Company's liquidity, financial condition and results of operations. The Company will provide additional disclosure regarding material developments as appropriate.

Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements, including statements regarding the enforceability of the Purchase Agreement, the potential completion of the acquisition, the disposition or recovery of the Deposit, the pursuit and outcome of legal and equitable remedies, and the potential effects of the dispute on the Company. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied, including the risks described in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statement except as required by applicable law.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
2.1
Purchase and Sale Agreement, dated June 5, 2026, by and between Stewards Real Estate, LLC and John E. Swenson Co., Inc. (incorporated by reference to Exhibit 2.12 to Amendment No. 4 to the Company's Registration Statement on Form S-1 (File No. 333-291586), filed June 12, 2026).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
STEWARDS, INC.
By: /s/ Katuischia Murless
Name: Katuischia Murless
Title: Chief Financial Officer
Date: August 24, 2026
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